ABS: $578.9MM Harley-Davidson Motorcycle ABS (HDMOT 2024-A) *Pricing Details*

Joint Lead Bookrunners: Wells Fargo (str.), BMO, Lloyds, and TD

Co-Managers: BBVA, CastleOak Securities, Mizuho, PNC Capital Markets, and R. Seelaus & Co.

CLS	SIZE($MM)	OFFERED($MM)	WAL*	Mdy/F**	BENCH	SPD	YLD%	CPN%	$PRICE

A-1	$89.000	$ 84.550	0.23	P-1/F1+	I-Curve +	15	5.540	5.540	100.00000
A-2	$192.165	$182.556	0.93	Aaa/AAA	I-Curve +	55	5.721	5.650	99.99661
A-3	$242.165	$230.056	2.29	Aaa/AAA	I-Curve +	68	5.433	5.370	99.99481
A-4	$55.619	$ 52.838	3.51	Aaa/AAA	I-Curve +	78	5.354	5.290	99.98341

* Based on 1.40% ABS Pricing Speed to 10% Call

** Minimum expected ratings

-TRANSACTION DETAILS-

Issued Amount : $578,949,000

Offered Amount: $550,000,000

Registration : SEC Registered

ERISA Eligible: Yes

Expected Settlement : 5/22/2024

First Payment : 6/17/2024

Expected Ratings : Moody's/Fitch

Bloomberg Ticker : HDMOT 2024-A

Risk Retention : US

-MARKETING MATERIALS-

Preliminary Prospectus, CDI and FWP

Intex: Dealname: wshdmot24a | Password: 2Y22

DealRoadshow: https://dealroadshow.com | Password (Case Sensitive): HDMOT24A
Direct Link: https://dealroadshow.com/e/HDMOT24A